Exhibit 99.1

JBI Receives Permit Amendment

THOROLD, Ontario, July 26, 2012 (GLOBE NEWSWIRE) -- JBI, Inc. ("JBI" or the "Company") (OTCQB: JBII) is pleased to announce it received a modification to its Solid Waste Management Permit on July 23, 2012 issued by the New York Department of Environmental Conservation ("NYSDEC") for its Plastic2Oil® ("P2O") technology.

This amendment effectively allows the P2O processors at the Company’s Niagara Falls, NY facility to operate at a rate of up to 4,000 lbs. of plastic feedstock per machine per hour, which is an increase from the previously permitted level of 2,000 lbs.

“I’m grateful to the NYSDEC for their continued support of the P2O technology,” stated Company Founder and Chief of Technology John Bordynuik. “This is a significant step in the evolution of the P2O technology and can support future permitting processes with our commercial deployment.”

“We are excited to receive this permit modification as it represents a key component in achieving the Company’s growth plan,” stated JBI CEO Kevin Rauber.”

This amendment to the Company’s solid waste permit was preceded by an upgraded air permit issued by the NYSDEC earlier this year.

About JBI, Inc.

JBI, Inc. is an innovative North American fuel company that transforms unsorted, unwashed, waste plastic into ultra-clean, ultra-low sulphur fuel without the need for refinement. JBI, Inc.'s patent pending Plastic2Oil® (P2O®) process is a commercially viable, proprietary process designed to provide immediate economic benefit for industry, communities and government organizations with waste plastic recycling challenges. JBI, Inc. is committed to environmental sustainability by diverting plastic waste from landfill and potential incineration. For further information, please visit www.plastic2oil.com and review JBI's filings with the Securities and Exchange Commission ("SEC"), including without limitation our Form 10-K, filed with the SEC on March 19, 2012, as amended on April 30, 2012.

Forward Looking Statements

This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's Annual Report on Form 10-K, filed with the SEC on March 19, 2012, as amended on April 30, 2012, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT

JBI, Inc. Investor Relations

1.716.471.5995

MEDIA INQUIRIES

media@jbi.net or please visit the JBI, Inc. Newsroom at http://www.plastic2oil.com/site/news-room